STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/27/1992
  922405011 - 2307026


                            Certificate Of Merger Of
                       Porter McLeod National Retail Inc.
                            (A Delaware Corporation)
                    With Porter-McLeod National Retail, Inc.
                            (A Colorado Corporation)


                         Pursuant to Section 252 of the
                       General Corporation Law Of Delaware


     1. The names and states of incorporation of each of the constituent corporations are as follows:

           Porter McLeod National Retail Inc., a Delaware corporation;
                                       and
           Porter-McLeod National Retail, Inc., a Colorado corporation

     2. An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the laws under which it is formed and in particular, in accordance with the applicable provisions of the Colorado Corporation Code and the General Corporation Law Of Delaware.

     3. The surviving corporation shall be Porter McLeod National Retail Inc., a Delaware corporation. The name of the surviving corporation shall be Porter McLeod National Retail Inc.

     4. The Certificate Of Incorporation of Porter McLeod National Retail Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

     5. The executed Agreement And Plan Of Merger is on file at the principal place of business of Porter McLeod National Retail Inc., a Delaware corporation, at 5895 East Evans Avenue, Denver, Colorado 80222.

     6. A copy of the Agreement And Plan Of Merger will be furnished by Porter McLeod National Retail Inc., a Delaware corporation, on request without cost to any stockholder of Porter McLeod National Retail Inc., a Delaware corporation, and to any shareholder of Porter-McLeod National Retail, Inc., a Colorado corporation.

     7. The authorized capital stock of Porter-McLeod National Retail, Inc., a Colorado corporation is 1,000,000 shares of common stock having no par value.

     IN WITNESS WHEREOF, this Certificate Of Merger has been executed by Porter McLeod National Retail Inc., a Delaware corporation, by its duly authorized officers on August 14 , 1992.


                                          PORTER MCLEOD NATIONAL RETAIL INC.
                                          A Delaware corporation



Date    8/14/92                           By:______________________________
     ------------
                                             Stephen J. Dow, President

ATTEST:




-----------------------------
William A. Johnson, Secretary

STATE OF COLORADO                           )
                                            ) ss.
CITY AND COUNTY OF DENVER                   )


     I, Lynn Boning , a Notary Public, in and for said county and state, certify that Stephen J. Dow, who is personally known to me to be the person whose name is subscribed to the foregoing instrument, appeared before me this date in person and acknowledged that he signed, sealed and delivered this said instrument in writing as his true and voluntary act and deed for the purposes and uses therein set forth.

         Given under my hand and seal this 14 th day of August, 1992.

         My commission expires:      4/19/94
                                 ---------------


(SEAL)

                                                   -----------------------------
                                                   Notary Public

                                 Address:          5895 E. Evans Avenue
                                                   --------------------
                                                   Denver CO 80222
                                                   --------------------

STATE OF COLORADO                           )
                                            ) ss.
CITY AND COUNTY OF DENVER                   )


     I, Lynn Boring , a Notary Public, in and for said county and state, certify that William A. Johnson, who is personally known to me to be the person whose name is subscribed to the foregoing instrument, appeared before me this date in person and acknowledged that he signed, sealed and delivered this said instrument in writing as his true and voluntary act and deed for the purposes and uses therein set forth.

         Given under my hand and seal this 14 th day of August, 1992.

         My commission expires:     4/19/94
                                ----------------



(SEAL)

                                                   -----------------------------
                                                   Notary Public

                                 Address:          5895 E. Evans Avenue
                                                   --------------------
                                                   Denver CO 80222
                                                   --------------------